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                                                                   Exhibit 10.8

                                PROMISSORY NOTE


$100,000.00                                             Los Angeles, California
                                                              November 10, 2000

     1. PRINCIPAL. FOR VALUE RECEIVED, the undersigned, SeraCare, Inc., a Delaware corporation ("Maker"), hereby promises to pay to Samuel A. and Mary Ann Anderson Trust ("Holder"), or his/her/its order or successors or assigns, at SeraCare, Inc., 1925 Century Park East, Suite 1970, Los Angeles, California 90067, or at such other place as Holder may from time to time designate, in lawful money of the United States of America, the principal sum of One
Hundred Thousand dollars ($100,000.00) (the "Principal Sum"), together with interest on the unpaid balance accrued from the date first written above at a rate equal to ten percent (10%) per annum, with a minimum interest charge of $1,000.00, all in accordance with the terms of this Promissory Note (the "Note").

     2. In consideration for the loan the Company shall issue to the Bridge Lender an aggregate of 25,000 warrants to purchase common stock of the Company (the "WARRANTS"). Each Warrant shall permit the holder to purchase shares of the Company at an initial purchase price of $3.125 per share and shall be exercisable for five years. Such Warrants shall contain standard cashless exercise provisions and shall be in the form attached hereto.

     3. PAYMENT. Unless sooner accelerated pursuant to the terms of this Note, interest accrued on the Principal Sum shall become due and payable on December 10, 2000.

     4. PREPAYMENT. Maker may, at any time and from time to time, without penalty, make prepayments on the Principal Sum.

     5. EVENT OF DEFAULT. As used herein, an "Event of Default" shall be defined as the failure of Maker to make any payment of principal or interest when due under the terms of this Note, such failure continuing for a period of thirty (30) calendar days after the due date without being cured. Upon the occurrence of an Event of Default, the unpaid principal balance of this Note and all interest accrued thereon may, at Holder's option, at any time thereafter be accelerated and be declared to be immediately due and payable.

     6. INTEREST RATE LIMITATION. It is the intent of Maker and Holder that none of the terms and provisions contained herein shall be construed to create a contract for use, forbearance or detention of money requiring the payment of interest at a rate in excess of the maximum interest rate permitted by applicable law. If any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate of this Note to a rate in excess of the maximum rate permitted to be charged by


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applicable law, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

     7. SECURITY. This Note shall be secured by all of the assets, tangible and intangible, of Maker set forth on Exhibit A hereto.

     8. WAIVER. No delay or omission on the part of Holder hereof in exercising any right under this Note shall operate as a waiver of such right. Moreover, a waiver of any term or condition contained under this Note by Holder must be in writing to be effective and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or of any other term or condition contained in this Note.

     9. AMENDMENTS. Neither this Note nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10. SUCCESSORS. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Maker may not assign or transfer all or any part of its rights or obligations hereunder.

     11. COSTS OF COLLECTION. Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note. Maker hereby waives diligence, presentment, protest, demand and notice of every kind, to the fullest extent permitted by law, and the right to plead any statute of limitations as a defense to any demand hereunder.

     12. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

     13. DRAFTING. Maker hereby waives the benefit of any statute or rule of law or judicial decision, which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

     14. SEVERABILITY. If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, if any term of this Note, or the application thereof to any person, entity or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.


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     15. HEADINGS.  Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be part of this Note.

     16. ENTIRE AGREEMENT. This Note sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings with respect to the subject matter hereof. No representation, promise, oral or written agreement, understanding, inducement or statement of intention has been made by Maker or Holder with respect to this Note which is not embodied in this Note. Neither Maker nor Holder shall be bound by or liable for any alleged representation, promise, oral or written agreement, understanding, inducement or statement of intention with respect to this Note not so set forth.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first written above.


                                      MAKER:

                                      SERACARE, INC.,
                                      AN DELAWARE CORPORATION



                                           /s/ JERRY L. BURDICK
                                      --------------------------------
                                      BY:    JERRY L. BURDICK
                                      TITLE: EXECUTIVE VICE PRESIDENT




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                             LIST OF OMITTED EXHIBITS


The following Exhibit to the Secured Promissory Note between SeraCare, Inc. ("Maker") and Samuel A. and Mary Ann Anderson Trust ("Holder") in the amount of $100,000, dated November 10, 2000, has been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:


Exhibit A      Secured Assets